Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

August 7, 2006

MILLENNIUM BANKSHARES ANNOUNCES SETTLEMENT WITH

INVESTOR GROUP LED BY HOT CREEK CAPITAL L.L.C.

Reston, VA – August 7, 2006 – Millennium Bankshares Corporation (Nasdaq: MBVA) today announced that it has entered into an Agreement with Hot Creek Capital, L.L.C., Hot Creek Investors, L.P., David M.W. Harvey, Joseph Paulini and Charles Dean (collectively, the “Group”), whereby the Group has agreed to withdraw its nominations of directors for election at the Company’s 2006 Annual Meeting of Shareholders. Additionally, through the completion of the Company’s 2007 Annual Meeting of Shareholders, the Group has agreed, among other things, not to, directly or indirectly, acquire any additional shares of the Company, participate or assist in any solicitation of proxies, or seek to control or influence management, the Board or any committee thereof, or policies of the Company except in a capacity as Board member. The Group has also agreed not to make any shareholder proposal in respect of the Company.

Also in the agreement, the Company will add David M.W. Harvey and Joseph Paulini to its slate of nominees for director at the Company’s 2006 Annual Meeting of Shareholders, replacing Susan B. Gregg and Michael L. Colen, who have decided not to stand for re-election. In addition, L. James D’Agostino has tendered his resignation from the Board, effective upon completion of the 2006 Annual Meeting of Shareholders, which will reduce the overall size of the Board from 11 to 10. “We will sincerely miss the input of Susan, Mike and Jim, each of whom have made important contributions to the success of Millennium Bankshares,” stated Carroll C. Markley, Chairman and CEO of Millennium. “We are committed to increasing shareholder value, and we look forward to the input that David Harvey will provide to our deliberations. We welcome back Joe Paulini as well, who was a founding member of Millennium Bank in 1999.”

Once elected, Mr. Harvey will be added to the Executive Committee of the Board, and either Mr. Harvey or Mr. Paulini will be appointed to the Nominating and Governance Committee of the Board. The Group also has the exclusive right to slate two additional directors for election at the Company’s 2007 Annual Meeting of Shareholders.

The Company expects to mail its proxy statement for the 2006 Annual Meeting of Shareholders shortly. To account for the items discussed above, the Company has rescheduled its Annual Meeting of Shareholders from August 31, 2006 to September 28, 2006 and changed the record date for eligibility to vote at the Annual Meeting from June 28, 2006 to July 28, 2006.

RBC Capital Markets advised Millennium Bankshares in the negotiation of the Agreement.

Forward-Looking Statements

This news release contains comments, information and guidance that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies and litigation; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Millennium Bankshares with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. Millennium Bankshares undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Carroll C. Markley, Chairman and CEO

703-464-1970

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